As filed with the Securities and Exchange Commission on June 4, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SYNOPSYS, INC.

(Exact name of registrant as specified in its charter)

Delaware	56-1546236
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

700 East Middlefield Road

Mountain View, California 94043

(650) 584-5000

(Address of Principal Executive Offices, including Zip Code)

Synopsys, Inc. 2006 Employee Equity Incentive Plan

Synopsys, Inc. Employee Stock Purchase Plan

(Full title of the plan)

Brian E. Cabrera

Vice President, General Counsel and Corporate Secretary

Synopsys, Inc.

700 East Middlefield Road

Mountain View, California 94043

(650) 584-5000

(Name, address, including zip code, and telephone number,

including area code and address of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, $0.01 par value per share, issuable under the Synopsys, Inc. 2006 Employee Equity Incentive Plan	5,000,000 shares	$28.89	$144,450,000	$16,554
Common Stock, $0.01 par value per share, issuable under the Synopsys, Inc. Employee Stock Purchase Plan	5,000,000 shares	$28.89	$144,450,000	$16,554

(1)	Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Common Stock of Synopsys, Inc. (the “Registrant”) that become issuable in respect of the shares identified in the above table by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of the Registrant’s outstanding shares of Common Stock.
(2)	Calculated solely for the purpose of computing the amount of the registration fee pursuant to Rules 457(c) and (h) under the Securities Act. The offering price per share and aggregate offering price are based upon the average of the high and low prices of the Registrant’s Common Stock on June 1, 2012 as reported on the NASDAQ Global Select Market.

EXPLANATORY NOTE

Synopsys, Inc. (the “Registrant”) is filing this Registration Statement on Form S-8 relating to (i) 5,000,000 shares of its common stock, par value $0.01 per share (the “Common Stock”) issuable to eligible persons under the Synopsys, Inc. 2006 Employee Equity Incentive Plan (the “2006 Plan”) and (ii) 5,000,000 shares of Common Stock issuable to eligible persons under the Synopsys, Inc. Employee Stock Purchase Plan (the “ESPP”).

The Registrant previously filed Form S-8 Registration Statements Nos. 333-134899, 333-157791, and 333-174587 (together, the “Prior 2006 Plan Registration Statements”) relating to shares of Common Stock issuable under the 2006 Plan. The Registrant previously filed Form S-8 Registration Statements Nos. 333-151067, 333-125224, 333-108507, 333-63216, 333-38810, 333-77597, 333-50947, and 333-166274 (together, the “Prior ESPP Registration Statements”) relating to shares of Common Stock issuable under the ESPP.

This Registration Statement relates to securities of the same class as those to which the Prior 2006 Plan Registration Statements and the Prior ESPP Registration Statements relate, and is submitted in accordance with General Instruction E to Form S-8 regarding Registration of Additional Securities. Pursuant to Instruction E of Form S-8, the contents of the Prior 2006 Plan Registration Statements and Prior ESPP Registration Statements are incorporated herein by reference and made part of this Registration Statement, except as amended hereby.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on June 4, 2012.

SYNOPSYS, INC.

By:	/s/ Brian E. Cabrera
Brian E. Cabrera Vice President, General Counsel and Corporate Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Brian M. Beattie and Brian E. Cabrera, and each or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their, his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated:

Name	Title	Date

/s/ Aart J. de Geus Aart J. de Geus	Co-Chief Executive Officer (Co- Principal Executive Officer) and Chairman of the Board of Directors	May 31, 2012

/s/ Chi-Foon Chan Chi-Foon Chan	Co-Chief Executive Officer (Co-Principal Executive Officer), President and Director	May 31, 2012

/s/ Brian M. Beattie Brian M. Beattie	Chief Financial Officer (Principal Financial Officer)	May 31, 2012

/s/ Esfandiar Naddaf Esfandiar Naddaf	Vice President, Corporate Controller (Principal Accounting Officer)	May 31, 2012

/s/ Alfred J. Castino Alfred J. Castino	Director	May 31, 2012

/s/ Bruce R. Chizen Bruce R. Chizen	Director	May 31, 2012

/s/ Deborah A. Coleman Deborah A. Coleman	Director	June 1, 2012

/s/ Chrysostomos L. Nikias Chrysostomos L. Nikias	Director	May 31, 2012

/s/ John G. Schwarz John G. Schwarz	Director	May 31, 2012

/s/ Roy Vallee Roy Vallee	Director	May 31, 2012

/s/ Steven C. Walske Steven C. Walske	Director	May 31, 2012

EXHIBIT INDEX

Exhibit	Exhibit Description	Incorporated By Reference				Filed Herewith
Number		Form	File No.	Exhibit	Filing Date

3.1	Amended and Restated Certificate of Incorporation	10-Q	000-19807	3.1	09/15/03

3.2	Amended and Restated Bylaws	8-K	000-19807	3.2	05/23/12

4.1	Specimen Common Stock Certificate	S-1	33-45138	4.3	02/24/92
					(effective date)
5.1	Opinion of Cooley LLP					X

10.1	2006 Employee Equity Incentive Plan, as amended	8-K	000-19807	10.35	04/05/12

10.2	Employee Stock Purchase Plan, as amended	8-K	000-19807	10.21	04/05/12

23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm					X

24.1	Power of Attorney (contained on signature page hereto)					X